                                                                EXHIBIT 23(a)


               [Sutherland, Asbill & Brennan LLP Letterhead]



                                        April 16, 1999



Board of Directors
Valley Forge Life Insurance Company
CNA Plaza
Chicago, IL  60685

Directors:

        We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of Post-Effective Amendment No. 3 to the Registration Statement on Form S-1 filed by Valley Forge Life Insurance Company (Reg. File No. 333-1083) with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                        Very truly yours,

                                        SUTHERLAND, ASBILL & BRENNAN LLP


                                        By:  /s/ DAVID S. GOLDSTEIN
                                        David S. Goldstein